                                                                   EXHIBIT 23.2

                      Consent of Independent Accountants

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2000, except for the first paragraph of Note M, as to which the date is March 2, 2000 relating to the consolidated financial statements, which appears in Cambridge's Technology Partners (Massachusetts), Inc. Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 28, 2000 relating to the financial statements of Cambridge Technology Capital Fund I L.P., which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 27, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts
December 13, 2000